UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2026

Digital Brands Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40400	46-1942864
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

350 Texas Ave, Suite 250, Round Rock, TX 78664

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (212) 524-6860

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DBGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 7, 2026, Digital Brands Group, Inc. (the “Company”) issued a press release announcing a strategic partnership between its AVO brand and the largest college bookstore chain in the United States, which operates over 1,000 bookstore locations. Under this partnership, AVO will assume all prime retail floor space currently occupied by lululemon across all existing bookstore locations. The Company intends to leverage this expanded retail presence by deploying its store-in-store concept, which integrates customization-focused technology and enhanced customer experiences into every location.

A copy of the press release issued by the Company on July 7, 2026 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On July 8, 2026, the Company issued a press release providing third quarter 2026 revenue guidance of $8.5 million to $11.0 million and positive net income. The Company indicated this represents a projected 300% to 500% year-over-year increase in revenue, alongside a significant bottom-line turnaround from a $3.5 million net loss in Q3 of the prior year to break-even or positive net income. The forecasted growth is driven by two key catalysts: a collegiate expansion from 1 to 18 universities, and a landmark government contract for the first scale deployment program across three cities.

A copy of the press release issued by the Company on July 8, 2026 is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated July 7, 2026
99.2	Press Release dated July 8, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Date: July 9, 2026	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer